Exhibit 10.10

Service Agreement

This Service Agreement for Solar Photovoltaic Systems (hereinafter referred to as the "Agreement")，is entered between STARWAREHOUSE ENGINEERING LIMITED (“Provider” or “Party A”）and UNITED WAREHOUSE LIMITED （“User” or “Party B”) after mutual agreed upon.

(A)	Party A agreed to install the Solar photovoltaic power generation system (“PV Sysytem”) which includes design, engineering, installation and commissioning of the system on the roof of DD 119 LOT 1302,1303,1304,1305,1306,1309 PAK SHA TSUEN, YUEN LONG, NEW TERRITORIES. It is subject to final approval and confirmation by the relevant departments of CLP Power Hong Kong Limited (“CPL”).

(B)	Party B Agreed to sell the electricity generated by the PV system to CLP under the FiT Scheme.

(C)	Terms of Agreement：

1.	PV System: ：Party A shall provide a set of 170kW photovoltaic system and installation and maintenance services on the rooftop of the area mentioned in (A) for Party B

2.	Bill of materials for PV systems：

	Item	Unit(s)
1	520W solar flex board	426
2	120kW inverter (model: 120KTL3-LV)	1
3	50kW inverter (model: 50KTL3-LV)	1
4	Isolation transformers	1
5	Special adhesive for dimensional parts	1
6	DC and AC electrical equipment	1
7	Shipping costs	1
8	System installation	1
9	Submit construction papers, materials and related documents for testing and acceptance	1
10	Testing and acceptance	1

3.	Construction Period: Party A shall complete the PV system within 60 days from the date of receipt of Party B.

4.	Construction Arrangements: Party A shall submit the project plan to Party B for approval 14 days before the commencement of construction. Party B may request Party A to change the content of the project plan.

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5.	Term of Service: This service will start in 2025 and end on January 31, 2033.

6.	Business Operation Date: Party A installed a 170KW photovoltaic system on the roof of Party B, and successfully generated profits from the sale of electricity to CLP.

7.	Service Fee: 80% of the proceeds from the sale of electricity from the 170KW PV system to CLP is the monthly service fee.

8.	Payment: Party A agrees to pay Party B the income after deducting Party A's service fee every month within 14 working days after receiving the feed-in tariff.

9.	Termination: If Party A fails to pay Party B's fees for three (3) consecutive months during the time period, or Party B is forced by the government to stop the land use, Party A and Party B have the right to terminate this agreement in writing, and Party B is willing to compensate Party A for 50% of the 20% proceeds from the sale of electricity from CLP within 72 months from the date of operation

10.	Conditions of the Photovoltaic System: Party A's PV system and the service have the necessary standards, quality and safety that fit for its intended use and power generation. The system is provided by TOMI FUilHIGH TECH INTERNATIONAL CO. LIMITED and have been endorsed by Party B.

11.	Insurance: During the construction period and service period, the third party liability insurance will be provided within the scope of the project, and the insurance amount is as follows HKD 10,000,000.00.

12.	Maintenance: During the service period, Party A shall bring the relevant materials for free replacement within 14 days after receiving the notice.

13.	Force Majeure: If the PV system or the site location noted in Term (A) is damaged by a major natural disaster, such as earthquake, wind disaster, or fire, Party A can choose to reinstall or repair the PV system at the site location noted in Term (A) to continue the agreement. If the location suffers major damage and Party A cannot repair it, the cooperation will be forced to cancel without compensation.

14.	Additional Agreements: After the end of the CLP REGA-FiT Scheme (31 December 2033), if CLP allows the solar power system to be used by Party B for its own consumption, 70% of the monthly electricity cost savings from power generation will go to Party A for routine maintenance and after-sales service.

The exchange of all information between the two parties should be carried out in the form of letters as far as possible to avoid misunderstandings. If any problems arise, the two sides agree to resolve them through friendly consultations.

This agreement shall be executed in duplicate, one copy for each party, and the agreement shall come into force after being signed and sealed by both parties.

Party A Representative:	Party B Representative:

Date: 2 October, 2024	Date: 2 October, 2024

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